UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 10, 2007
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 10, 2007, Diamond Foods, Inc. (“Diamond”) entered into Stock Withholding Agreements (the “Agreements”) with each of Michael Mendes, the Chief Executive Officer and President, Gary Ford, the Executive Vice President and Chief Operating Officer, Seth Halio, the Executive Vice President and Chief Financial Officer, and Sam Keiper, the Vice President, Corporate Affairs and Human Resources (collectively, the “Executive Officers”).
On January 10, 2007, one-third of the restricted shares granted to the Executive Officers on January 10, 2006 vested pursuant to their terms. The vesting resulted in ordinary income for the Executive Officers in amounts equal to the number of vested shares multiplied by the closing price of Diamond’s common stock on that date. The ordinary income resulting from the vesting of the restricted stock is subject to federal and state taxes.
Under the Agreements, the Executive Officers agreed to relinquish, and Diamond agreed to cancel, the number of restricted shares set forth below. In consideration of such cancellation of shares, Diamond agreed to transmit to federal and state tax authorities an amount of funds equal to the number of shares canceled multiplied by the closing price of Diamond common stock on January 10, 2007, in order to pay the applicable tax obligations.

Name	Shares Cancelled
Michael Mendes	3,510
Gary Ford	847
Seth Halio	774
Sam Keiper	368

The transactions described in this Report were entered into solely to satisfy tax obligations arising from the vesting of restricted stock.
Item 9.01.   Financial Statements and Exhibits
(c) Exhibits.

Exhibit	Description

99.01	Form of Stock Withholding Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: January 10, 2007	By:	/s/ Seth Halio
		Name:	Seth Halio
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.01	Form of Stock Withholding Agreement